UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2025

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

710 Lakeway Drive, Suite 200, Sunnyvale, CA 94805

(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 17, 2025, Actelis Networks, Inc. (the “Company” or “Actelis”) offered and sold in a public offering on a best efforts basis (the “Offering”) (i) 4,352,500 shares of the Company’s common stock, (the “Shares”), par value $0.0001 per share (“Common Stock”), (ii) 1,897,500 pre-funded warrants to purchase up to 1,897,500 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) 6,250,000 common warrants to purchase up to 6,250,000 shares of Common Stock, (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”), at a purchase price of $0.80 per Share and accompanying Common Warrant, and $0.7999 per Pre-Funded Warrant and accompanying Common Warrant. Aggregate gross proceeds from the Offering (without taking into account any proceeds from any future exercises of Warrants) are expected to be approximately $5 million. The Offering is expected to close on or about December 19, 2025, subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.0001 per share of Common Stock and will not expire until exercised in full.

Each common warrant will have an exercise price of $0.80 per share, will be exercisable immediately on upon issuance and will expire on the five-year anniversary of the date of issuance.

A holder of the Warrants will not have the right to exercise any portion of its Pre-Funded Warrants or Common Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of shares of Common Stock would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own shares of Common Stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

Certain investors in the Offering entered into a definitive securities purchase agreement with the Company (the “Purchase Agreement”). The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Purchase Agreement, the Company agreed to abide by certain customary standstill restrictions for a period of thirty (30) days following the closing of the Offering. In addition, subject to limited exceptions, the Purchase Agreement provides that for a period of one year following the closing of the Offering, the Company will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement.

H.C. Wainwright & Co., LLC acted as the sole placement agent (the “Placement Agent”), on a “best efforts” basis, in connection with the Offering. On March 3, 2025, the Company and the Placement Agent had entered into a letter agreement with the Company to serve as exclusive underwriter, agent or advisor in any offering of securities of the Company for a six-month term (the “Engagement Agreement”). The Engagement Agreement has been extended twice since its initial effectiveness and currently runs through March 12, 2026 . Under the Engagement Agreement, as extended, the Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company in the Offering, as well as a management fee equal to 1.0% of the gross proceeds raised in the Offering. The Company also agreed under the Engagement Agreement to reimburse the Placement Agent $25,000 for non-accountable expenses and up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses of the Placement Agent in connection with the Offering. Pursuant to the Engagement Agreement, the Company will issue to the Placement Agent or its designees 437,500 warrants to purchase up to 437,500 shares of Common Stock, representing 7.0% of the sum of the Shares and Pre-Funded Warrants to be sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $1.00 per share of Common Stock (representing 125% of the public offering price per Share and accompanying Common Warrant), are exercisable for five years from the date of the commencement of sales in this offering, and otherwise reflect substantially the same terms as the Common Warrants. The Engagement Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The net proceeds to the Company from the Offering are approximately $4.46 million after deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the proceeds from the Offering to advance its pre-clinical and clinical studies, and for general corporate purposes.

The Offering was made pursuant to a registration statement on Form S-1 (File No. 333-292119), previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 17, 2025.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants are not complete, and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K (a “Form 8-K”) and are incorporated by reference herein.

On December 17, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of that press release is filed as Exhibit 99.1 to this Form 8-K.

This Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Notice Regarding Forward-Looking Statements

This Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Report states that the Offering is expected to close on or about December 19, 2025. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant to be sold in the Offering
4.2	Form of Pre-Funded Warrant to be sold in the Offering
4.3	Form of Placement Agent Warrant to be sold in the Offering
10.1	Securities Purchase Agreement, dated December 17, 2025, by and between the Company and each investor party thereto
99.1	Press release issued by the Company on December 17, 2025 announcing the pricing of the Offering
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Date: December 19, 2025	/s/ Tuvia Barlev
	Name:	Tuvia Barlev
	Title:	Chief Executive Officer

3